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                                  Exhibit A (Continued)
               Detail of the Guarantees issued during the quarter ending 6/30/01

                                                                                                                 Amount
Guarantor         On Behalf Of   Purpose                Name of Guaranteed Party        Period                 Guaranteed
----------------------------------------------------------------------------------------------------------------------------

Bonds:
Alliant Energy    Cogenex        Energy Savings         University of Texas Houston   5/31/01-5/31/02          $  62,161
Alliant Energy    RMT            Soil Erosion Control   Oldham County Clerk           5/08/01-5/08/02          $ 214,000
                                 Bond
Alliant Energy    RMT            Contractors Bond       State of California           3/09/01-3/09/02          $   7,500 *
Alliant Energy    RMT            Encroachment           State of Kentucky             4/14/01-4/14/02          $   3,500
                                 Permit Bond
Alliant Energy    RMT            Well Driller Bond      State of South Carolina       5/10/01-5/10/02          $  25,000
Alliant Energy    RMT            Well Driller Bond      State of South Carolina       5/10/01-5/10/02          $  25,000
Alliant Energy    Whiting        Blanket Bond           City Of Oklahoma City         4/05/01-4/05/02          $  25,000
Alliant Energy    Whiting        Overweight Permit      Lavaca Co Commissioner        4/12/01-4/12/02          $ 100,000
Alliant Energy    Whiting        Oil, Gas Bond          State Of Colorado             5/19/01-5/19/02          $  30,000
Alliant Energy    Whiting        Blanket Oil & Gas      State Of Arkansas             6/08/01-6/08/02          $  75,000
Alliant Energy    Whiting        Blanket Plugging       State Of New Mexico           6/15/01-6/15/02          $  50,000
Alliant Energy    Whiting        Oil, Gas Bond          Town Of Goldsby               5/06/01-5/06/02          $  15,000
Alliant Energy    Whiting        Oil & Gas Bond         State Of Colorado             4/09/01-4/09/02          $   5,000
                                                                                                             ---------------
                                                                                                               $ 637,161


*  This bond was issued during the first quarter of 2001.

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